Exhibit 99.1

VALENCE TECHNOLOGY, INC.


COMPANY CONTACTS:
Lynette Holsapple                               Emilie Harris
Pierpont Investor Relations                     Lois Paul & Partners
Investor Relations Manager                      Media Relations Account Manager
(214) 557-9717                                  (512) 638-5321


              VALENCE TECHNOLOGY REPORTS FINANCIAL RESULTS FOR THE
                         SECOND QUARTER OF FISCAL 2007


AUSTIN, TEXAS - NOVEMBER 8, 2006 - Valence Technology Inc. (NASDAQ:VLNC), providers of Saphion(R) energy storage systems, the industry's first commercially available, safe, large-format lithium-ion phosphate rechargeable batteries, today reported results for the three-month period ending September 30, 2006.


SECOND QUARTER HIGHLIGHTS:

     o    Achieved record quarterly revenue of $6.4 million.

     o    Reported a record 16.9 percent gross margin.

     o Reduced operating expenses by 13.4 percent compared to second quarter of fiscal 2006.

     o    Decreased operating cash flow by 32.8 percent year-over-year.

     o Reduced net loss available to common stockholders by 40.8% compared to second quarter of fiscal 2006.

"I am pleased with our cost reduction programs and enhanced manufacturing processes, as well as the momentum we are experiencing for our large-format Saphion(R) batteries," said Dr. James R. Akridge, president and chief executive officer of Valence Technology Inc. "We will remain focused on cost control, quality processes and products, improved productivity and higher revenue, while diligently working to bring the Company to profitability."

FINANCIAL RESULTS
Valence Technology reported record revenue for the second quarter of fiscal year 2007 of $6.4 million, an increase of 15.5 percent over the second quarter of fiscal 2006, and an increase of 101.3 percent over first quarter of fiscal 2007. The substantial increase in revenue is a result of the small-format N-Charge system orders that were scheduled to ship in the first quarter but were postponed due to the Company's UL recertification process. Large-format systems represented 69.0 percent of total revenue for the second quarter.

The company reported a net loss available to common stockholders of $4.8 million, or $0.05 per basic and diluted share. This compares to a net loss available to common stockholders of $8.1 million, or $0.09 per basic and diluted share in the second quarter of fiscal 2006, and a net loss of $5.7 million, or $0.06 per basic and diluted share in the first quarter of fiscal 2007.

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SECOND QUARTER FINANCIAL RESULTS CONFERENCE CALL AND WEBCAST
The Valence management team will host a conference call and live webcast to discuss the second quarter of fiscal year 2007 financial results beginning at 3:00 p.m. CST on Wednesday, November 8, 2006. To participate in the conference call by telephone, please call 800-289-0572 at approximately 2:45 p.m. CST. Please provide the following ID Number: 4336853. A telephonic replay will be available from 5:00 p.m. CST on Wednesday, November 8, 2006, through 11:59 p.m. CST on Tuesday, November 14, 2006. To access the replay, please call 888-203-1112 and enter the following ID Number: 4336853.

ABOUT VALENCE TECHNOLOGY INC.
Valence Technology develops and markets intelligent battery systems using its Saphion(R) technology, the industry's first commercially available, safe, large-format Lithium-ion phosphate rechargeable battery technology. Valence Technology holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and lithium-ion phosphate rechargeable batteries. The company has facilities in Austin, Texas, Las Vegas, Nevada, Mallusk, Ireland and Suzhou and Shanghai, China. Valence Technology is traded on the NASDAQ Capital Market under the symbol VLNC and can be found on the Internet at www.valence.com.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements that we are positioned to realize better execution, improve gross margins, continue to reduce production costs and expenses, realize a strong year in both customer orders and revenue and our financial Guidance. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year; the level and pace of expansion of our manufacturing capabilities; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended March 31, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.


                           Financial Tables to Follow




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
                                           VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                                                  CONSOLIDATED BALANCE SHEETS
                                              (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                                September 30, 2006             March 31, 2006
                                                                             -------------------------      ---------------------
     Assets
      Current assets:
     Total current assets                                                                  $   15,049                 $    8,292

                                                                             -------------------------      ---------------------
     Total assets                                                                              18,724                     11,632
                                                                             -------------------------      ---------------------

     Liabilities and Stockholders' Deficit
      Current liabilities:

     Total current liabilities                                                                  6,057                     12,542

                                                                             -------------------------      ---------------------
     Total liabilities                                                                         74,834                     79,234
                                                                             -------------------------      ---------------------
     Commitments and contingencies                                                                  -                          -
     Redeemable convertible preferred stock                                                     8,610                      8,610

                                                                             -------------------------      ---------------------
     Total stockholders' deficit                                                              (64,720)                   (76,212)
                                                                             -------------------------      ---------------------

     Total liabilities, preferred stock and stockholders' deficit                          $   18,724                 $   11,632
                                                                             =========================      =====================





                                                      VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                                       (in thousands, except per share amounts)



                                                            Three Months Ended                         Six Months Ended
                                                              September 30,                              September 30,
                                                  ---------------------------------------    --------------------------------------

                                                               2006                 2005                  2006                2005
                                                  ------------------   ------------------    ------------------    ----------------

Total revenues                                           $    6,376          $    5,518            $     9,544         $    8,923

Gross margin profit (loss)                                    1,079              (1,826)                 1,101             (3,748)

Operating loss                                               (3,142)             (6,698)                (7,302)           (13,958)

Net loss available to common stockholders                   ($4,768)            ($8,053)              ($10,425)          ($16,250)
                                                  ==================   ==================    ==================    ================

Net loss per share available to common stockholders      $    (0.05)         $    (0.09)           $     (0.11)        $    (0.18)
                                                  ==================   ==================    ==================    ================

